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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

        Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 13, 2005

Rockwood Specialties Group, Inc. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	333-109686 (Commission File Number)	52-2277390 (IRS Employer Identification No.)
100 Overlook Center Princeton, New Jersey 08540 (Address of principal executive office)
(609) 514-0300 Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 4.02    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

        On June 13, 2005, the Company concluded that its consolidated balance sheet as of December 31, 2004 and its consolidated statement of changes in stockholders' equity for the year ended December 31, 2004 and its consolidated balance sheet as of March 31, 2005 contain certain errors, including the calculation of minority interest and the determination of the fair value of the purchase price of the Groupe Novasep combination which was completed on December 31, 2004 as well as certain mathematical errors contained in the valuation report prepared by our independent valuation specialists in conjunction with the Dynamit Nobel acquisition which was completed on July 31, 2004. The Company will restate the above mentioned financial statements to correct these errors and, as a result, these financial statements should no longer be relied upon. The restatement does not change the consolidated statements of operations or the consolidated cash flows for any of the periods presented.

        The Company's Audit Committee and management have discussed with the Company's independent registered public accountants, Deloitte & Touche LLP, the matters disclosed in Item 4.02 of this Current Report on Form 8-K.

        The Company will file Amendment No. 2 to its Annual Report on Form 10-K for the year ended December 31, 2004 and Amendment No. 1 on Form 10-Q for the quarter ended March 31, 2005 with the Securities and Exchange Commission to present the restated financial statements described above.

        In addition, the Company's ultimate parent company, Rockwood Holdings, Inc., will restate its consolidated balance sheet as of December 31, 2004 and its consolidated statement of changes in stockholders' equity for the year ended December 31, 2004. These financial statements will be restated in Amendment No. 2 to its registration statement on Form S-1.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rockwood Specialties Group, Inc.
Dated:	June 17, 2005	/s/ Robert J. Zatta Robert J. Zatta Senior Vice President and Chief Financial Officer

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SIGNATURES